UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 4, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2010, Office Depot, Inc. (the “Company”) entered into a Retention Agreement (the “Agreement”) with Michael D. Newman, the Company’s Chief Financial Officer. Under the Agreement, Mr. Newman is eligible to earn a retention payment of up to $1,937,500 (the “Retention Payment”), if he remains actively employed until the last day of the retention period which expires on the date the Company files its Annual Report on Form 10K for fiscal year 2011, but no later than December 31, 2012 (the “Retention Period”).

The Retention Payment shall be payable to Mr. Newman in two installments as follows as long as Mr. Newman remains actively employed on the date on which the respective portion of the Retention Payment vests:

(i)	the first installment of nine-hundred thirty-seven thousand five-hundred dollars ($937,500) shall vest upon the earlier of: the date in 2011 that the Company files its Form 10-K for the 2010 fiscal year, or December 31, 2011, and shall be payable to Mr. Newman on the earlier of: within thirty (30) days after the Company files its Form 10-K for the 2010 fiscal year or December 31, 2011; and

(ii)	the second installment of one million dollars ($1,000,000) shall vest upon the earlier of: the date in 2012 that the Company files its Form 10-K for the 2011 fiscal year, or December 31, 2012, and shall be payable to Mr. Newman on the earlier of: within thirty (30) days after the Company files its Form 10-K for the 2011 fiscal year or December 31, 2012.

If prior to the vesting of one or both installments of the Retention Payment, Mr. Newman’s employment is terminated: (i) by the Company as a result of a termination for Cause (as defined in the Agreement), or (ii) by Mr. Newman for any reason, the remaining portion of the Retention Payment which has not yet vested shall be immediately forfeited.

If Mr. Newman’s employment is involuntarily terminated prior to the end of the Retention Period by the Company for any reason other than Cause (as defined in the Agreement), any such termination shall result in an immediate vesting of the remaining portion of the Retention Payment which has not yet vested. Such Retention Payment shall be payable to Mr. Newman in addition to any severance benefits that may be payable to him pursuant to the terms in his previously filed Offer Letter, as amended, upon separation from employment, or as set forth in any then applicable Change in Control Agreement between Mr. Newman and the Company.

If, as a result of Mr. Newman’s misconduct, the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board of Directors may seek recoupment of the Retention Payments.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the actual Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Retention Agreement between Office Depot, Inc. and Michael D. Newman, dated November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OFFICE DEPOT , INC.
Date: November 8, 2010
	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C. Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Retention Agreement between Office Depot, Inc. and Michael D. Newman, dated November 4, 2010.